_________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                            Reported): March 24, 2004





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    333-110437               41-1955181
(State or Other Jurisdiction          (Commission         (I.R.S. Employer
     of Incorporation)               File Number)      Identification No.)




           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (952) 832-7000
        _________________________________________________________________


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Items1  through  4,  Item 6 and  Item 8 are not  included  because  they are not applicable.

Item 5.  Other Events.

     Filing of Computational Materials

     In connection with the offering of the GMACM Home Equity Loan-Backed Term Notes, Series 2004-HE2 (the "Notes"), Lehman Brothers Inc. and Residential Funding Securities Corporation (the "Underwriters") have prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

     For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 and Exhibit 99.2 hereto are filed.


Item 7.  Financial Statements and Exhibits

     Information and Exhibits.

     (a)      Not applicable.

     (b)      Not applicable.

     (c)      Exhibits:

Exhibit   Item 601(a) of Regulation S-K
Number    Exhibit No.               Description

1         99.1                      Lehman Brothers Inc.
                                    Computational Materials

2         99.2                      Residential Funding Securities Corporation
                                    Computational Materials

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RESIDENTIAL ASSET MORTGAGE
                                        PRODUCTS, INC.



                                      By:    /s/ Patricia C. Taylor
                                      Name:    Patricia C. Taylor
                                      Title:     Vice President



Dated:  March 24, 2004

Exhibit Index


 Exhibit Number  Item 601(a) of Regulation   Sequentially Numbered
                      S-K Exhibit No.             Description


       1                    99.1            Computational Materials

       2                    99.2            Computational Materials




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